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                                                                   Exhibit 9 (a)

              [PROVIDENT MUTUAL LIFE INSURANCE COMPANY LETTERHEAD]


                 OPINION AND CONSENT OF JAMES BERNSTEIN, ESQUIRE



                                                         July 3, 2001

Board of Directors
Provident Mutual Life Insurance Company
1000 Chesterbrook Boulevard
Berwyn, PA  19312

         Re:      Provident Mutual Life Insurance Company
                  Provident Mutual Variable Life Separate Account
                  File No. 333-54990/811-07708

Directors:

I have acted as Assistant Secretary of Provident Mutual Life Insurance Company (the "Company") and Provident Mutual Variable Annuity Separate Account (the "Account") in connection with the registration of an indefinite amount of securities in the form of variable annuity policies (the "Policies") with the Securities and Exchange Commission under the Securities Act of 1933, as amended. I have examined such corporate records and other documents, including pre-effective amendment number 1 to the Form N-4 registration statement for the Policies (File No. 333-54990) and reviewed such questions of law as I considered necessary and appropriate, and on the basis of such examination and review, it is my opinion that:

         1. The Company is a corporation duly organized and validly existing as a mutual life insurance company under the laws of the Commonwealth of Pennsylvania and is duly authorized by the Commonwealth of Pennsylvania Insurance Department to issue the Policies.

         2. The Account is a segregated asset account duly established and maintained by the Company pursuant to the provisions of
                  Section 406.2 of the Insurance Company Law of 1921 (40 P.S.
                  Section 506.2 (1998)).

         3. The assets of the Account are and will be owned by the Company. To the extent so provided under the Policies, that portion of the assets of the Account equal to the reserves and other contract liabilities with respect to the Account will not be chargeable with liabilities arising out of any other business that the Company may conduct.


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         4.       The Policies have been duly authorized by the Company and, when issued as contemplated by the registration statement for the Policies in jurisdictions authorizing such sales, will constitute legal, validly issued and binding obligations of the Company.

I hereby consent to the filing of this opinion as an exhibit to pre-effective amendment number 1 to the Form N-4 registration statement for the Policies and the Account.

                                                     Sincerely,

                                                     /s/ James Bernstein
                                                     -------------------
                                                     James Bernstein
                                                     Assistant Secretary